Exhibit 99.1
For More Information:

Jzaneen Lalani	Laura Perry
General Counsel	LMP Investor Relations
(201) 802-7249	(646) 719-1055
Memory Pharmaceuticals Reports First Quarter 2008 Financial Results
MONTVALE, N.J., May 14, 2008 — Memory Pharmaceuticals Corp. (Nasdaq: MEMY) today reported its financial results for the first quarter ended March 31, 2008.
“We had a productive start to 2008, reporting significant progress with our collaborations and refocusing our operations to advance four high-value programs,” said Vaughn M. Kailian, President and Chief Executive Officer. “Roche’s recent decision to license R3487/MEM 3454 highlights the potential of the compound, provides a development path forward for our lead nicotinic alpha-7 receptor agonist, strengthens our financial profile and certainly validates our expertise in CNS drug development. We remain on track to achieve the following 2008 goals for each of our four major development programs: completing and announcing top-line results for our Phase 2a trial of R3487/MEM 3454 in cognitive impairment in schizophrenia and our Phase 1 program for R4996/MEM 63908, initiating a Phase 2a trial for MEM 1414, and advancing our 5-HT6 antagonist program into the clinic.”
Financial Results
For the quarter ended March 31, 2008, the Company reported a net loss of $13.4 million, or $0.18 per share, compared to a net loss of $8.9 million, or $0.13 per share, for the same period in 2007.
For the quarter ended March 31, 2008, the Company reported revenue of $0.8 million, compared to revenue of $2.7 million for the same period in 2007. The decrease in revenue is a result of the conclusion of the research and development funding portion of the Company’s collaboration with Amgen related to the development of PDE10 inhibitors.
Research and development expenses for the quarter ended March 31, 2008 were $11.0 million compared to $9.9 million for the same period in 2007. The change included $3.1 million in increased costs related to the development of R3487/MEM 3454 and
R4996/MEM 63908, and a $0.9 million increase related to manufacturing and preclinical costs associated with the 5-HT6 antagonist program, offset by a $3.4 million decrease in costs associated with the clinical development of MEM 1003.
General and administrative expenses for the quarter ended March 31, 2008 were $2.9 million, compared to $2.3 million for the same period in 2007. The change included an

Memory Pharmaceuticals Corp.
First Quarter 2008 Financial Results Release

increase of $0.2 million in personnel and personnel-related costs, a $0.2 million increase in legal fees, and a $0.2 million increase in outside services.
At March 31, 2008, the Company had cash, cash equivalents and marketable securities of approximately $27.5 million, compared to $38.2 million at the end of 2007. The Company continues to expect that its existing cash, cash equivalents, and marketable securities, together with payments expected to be made under its collaboration agreements, should be sufficient to fund operating expenses, scheduled debt obligations and capital equipment requirements into the first half of 2009.
First Quarter Highlights and Recent Developments
•	Roche Opt-in for R3487/MEM 3454. In May, Roche exercised its option to license R3487/MEM 3454, Memory Pharmaceuticals’ lead nicotinic alpha-7 receptor agonist, for further development and commercialization in psychiatric and neurological disorders. The option exercise triggers a $6.0 million milestone payment and entitles Memory Pharmaceuticals to future payments upon the achievement of additional milestones and royalties on product sales, including a $17.0 million milestone payment upon the completion of the ongoing Phase 2a study in cognitive impairment associated with schizophrenia. In addition, Memory Pharmaceuticals retains an option to co-promote R3487/MEM 3454 in the United States.

•	Expanded Development Program for R3487/MEM 3454 in Schizophrenia. In February, Memory Pharmaceuticals announced that it plans to conduct a clinical study of R3487/MEM 3454 on two biomarkers of schizophrenia, P50 sensory gating and mismatch negativity, in patients with schizophrenia. External costs of the biomarker study, and additional formulation and manufacturing activities for R3487/MEM 3454, will be funded by Roche. The Company expects to begin the study this summer, with data available by early 2009.

•	Expanded PDE10 Collaboration with Amgen. In March, the Company extended the preclinical research portion of its collaboration with Amgen focused on the development of PDE10 inhibitors for certain neurological and psychiatric disorders. Memory Pharmaceuticals agreed to commit and fund certain preclinical research resources and provide increased access to its screening technologies to the collaboration for an additional twelve months. In exchange, Memory Pharmaceuticals will receive increased milestone payments upon the achievement of certain predefined development events for the program. The parties also expanded the scope of compounds eligible for higher tier royalties under the agreement.

•	Refocused Operations. In March, Memory Pharmaceuticals realigned its operations and reallocated its resources to refocus its near-term and mid-term efforts on four major development and clinical programs. The Company reduced its workforce and research discovery efforts and shifted its resources toward development activities with two partnered programs, its nicotinic alpha-7 receptor agonist collaboration with Roche and the PDE10 collaboration with Amgen, and two proprietary programs, its

Memory Pharmaceuticals Corp.
First Quarter 2008 Financial Results Release

PDE4 inhibitor and 5-HT6 antagonist programs. The Company expects the savings from these initiatives to be in the range of $2-3 million on an annualized basis.

•	Receipt of Nasdaq Notification. On April 2, 2008, the Company received written notification from Nasdaq that, as of December 31, 2007, the Company was not in compliance with the minimum $10.0 million stockholders’ equity requirement for continued listing under Marketplace Rule 4450(a)(3). As required by Nasdaq, the Company has submitted a plan to achieve and sustain compliance with all of The Nasdaq Global Market listing requirements and the time frame required to complete that plan.
Conference Call and Webcast Information
Memory Pharmaceuticals will hold a conference call on May 14, 2008, at 9:00 a.m. EDT to discuss the Company’s first quarter 2008 financial results. The conference call will also be broadcast live from the “Investors” section of the Company’s website. Memory Pharmaceuticals’ senior management will host the conference call. Investors and other interested parties may access the call as follows:

Date:	Wednesday, May 14, 2008
Time:	9:00 a.m. EDT
Telephone (U.S.):	866.356.4441
Telephone (international):	617.597.5396
Participant Passcode:	80809977
Webcast:	http://www.memorypharma.com under the “Investors” section
An audio replay of the conference call will be available from 11:00 a.m. EDT on Wednesday, May 14, 2008, until Wednesday, May 21, 2008. To access the replay, please dial 888.286.8010 (U.S.) or 617.801.6888 (international) and enter passcode number 14991737. An audio replay of the conference call will also be available under the “Investors” section of the Company’s website during the same period.
About the Company
Memory Pharmaceuticals Corp., a biopharmaceutical company, is focused on developing innovative drugs for the treatment of debilitating CNS disorders, many of which exhibit significant impairment of memory and other cognitive functions, including Alzheimer’s disease and schizophrenia. For additional information, please visit our website at http://www.memorypharma.com.
Safe Harbor Statement
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties. All statements, other than statements of historical facts, regarding management’s

Memory Pharmaceuticals Corp.
First Quarter 2008 Financial Results Release

expectations, beliefs, goals, plans or Memory Pharmaceuticals’ prospects, future financial position, future revenues and projected costs should be considered forward-looking. Readers are cautioned that actual results may differ materially from projections or estimates due to a variety of important factors, including the outcome of clinical trials of Memory Pharmaceuticals’ drug candidates and whether they demonstrate these candidates’ safety and effectiveness; the risks and uncertainties associated with: obtaining additional financing to support Memory Pharmaceuticals’ R&D and clinical activities and operations; obtaining regulatory approvals to conduct clinical trials and to commercialize Memory Pharmaceuticals’ drug candidates; Memory Pharmaceuticals’ ability to enter into and maintain collaborations with third parties for its drug development programs; Memory Pharmaceuticals’ dependence on its collaborations and its license relationships; achieving milestones under Memory Pharmaceuticals’ collaborations; Memory Pharmaceuticals’ dependence on preclinical and clinical investigators, preclinical and clinical research organizations, manufacturers and consultants; protecting the intellectual property developed by or licensed to Memory Pharmaceuticals; and Memory Pharmaceuticals ability to maintain listing on the Nasdaq Global Market. These and other risks are described in greater detail in Memory Pharmaceuticals’ filings with the Securities and Exchange Commission. Memory Pharmaceuticals may not actually achieve the goals or plans described in its forward-looking statements, and investors should not place undue reliance on these statements. Memory Pharmaceuticals disclaims any intent or obligation to update any forward-looking statements as a result of developments occurring after the date of this press release.

Memory Pharmaceuticals Corp.
First Quarter 2008 Financial Results Release

MEMORY PHARMACEUTICALS CORP.
CONDENSED STATEMENTS OF OPERATIONS
(in thousands — except per share information)
(unaudited)

	Three Months	Three Months
	Ended	Ended
	March 31,	March 31,
	2008	2007
Revenue	$752	$2,690

Operating expenses:

Research and development	10,982	9,851

General and administrative	2,874	2,253

Total operating expenses	13,856	12,104

Loss from operations	(13,104)	(9,414)

Other income	24	—
Interest income (expense), net	(365)	551

Loss before income taxes	(13,445)	(8,863)

Income tax expense	—	—

Net loss	$(13,445)	$(8,863)

Basic and diluted net loss per share of common stock	$(0.18)	$(0.13)

Basic and diluted weighted average number of shares of common stock outstanding	72,726	70,146

Memory Pharmaceuticals Corp.
First Quarter 2008 Financial Results Release

MEMORY PHARMACEUTICALS CORP.
CONDENSED BALANCE SHEETS
(in thousands)
(unaudited)

	March 31, 2008	December 31, 2007
ASSETS
Cash, cash equivalents and marketable securities	$27,493	$38,201
Other current assets	1,359	1,417
Restricted cash	505	505
Deferred financing costs, net	444	519
Property and equipment, net	5,525	5,868

Total assets	$35,326	$46,510

LIABILITIES AND STOCKHOLDERS’ (DEFICIT) EQUITY
Current liabilities (excluding deferred revenue)	$11,674	$8,789
Equipment notes payable, less current portion	31	66
Loan payable, less current portion	9,669	10,831
Deferred revenue	17,715	18,051
Other non-current liabilities	495	506

Total liabilities	39,584	38,243
Stockholders’ (deficit) equity	(4,258)	8,267

Total liabilities and stockholders’ (deficit) equity	$35,326	$46,510